Exhibit 32.2
Certification of Chief Financial Officer of CBIZ, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended June 30, 2005 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”).
I, Ware H. Grove, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 8, 2005	/s/ Ware H. Grove

Ware H. Grove
Chief Financial Officer
Subscribed and sworn to before me
this 8th day of August, 2005.

/s/ Michael W. Gleespen
Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date